UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 11, 2023

Commission File Number: 000-20333

NOCOPI TECHNOLOGIES, INC.
(Exact name of registrant as specified in its charter)

maryland	87-0406496
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

480 Shoemaker Road, Suite 104, King of Prussia, PA 19406

(Address of principal executive offices)(Zip Code)

(610) 834-9600

(Registrant's telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Indicate by check mark whether the registrant is an emerging growth company as defined in in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01    Entry into a Material Definitive Agreement

Stock Purchase Agreement

On September 11, 2023, Nocopi Technologies, Inc., a Maryland corporation (the “Company”) entered into a Stock Purchase Agreement (the “Purchase Agreement”), by and between the Company and Frost Gamma Investments Trust (the “Purchaser”). The Purchase Agreement provides for the private issuance (the “Private Placement”) to the Purchaser of 1,250,000 shares of the Company’s common stock, par value $0.01 per share (the “Common Stock” and such shares of Common Stock issued pursuant to the Private Placement, the “Placement Shares”) at a purchase price of $4.00 per share. The closing of the Private Placement occurred on September 11, 2023 and the Company received gross proceeds of $5 million.

In addition, pursuant to the terms of the Purchase Agreement, Phillip Frost, the Trustee of the Purchaser, shall provide general advisory services (the “Services”) to the Company for a three-year period ending on September 11, 2026 (the “Term”). In consideration for providing the Services, the Company shall issue the Purchaser an aggregate of 65,790 shares of Common Stock (the “Advisory Shares” and, together with the Placement Shares, the “Shares”). The Advisory Shares shall be issued annually ratably over the Term.

Registration Rights Agreement

In connection with the Purchase Agreement, on September 11, 2023, the Company entered into a Registration Rights Agreement with the Purchaser (the “Registration Rights Agreement”). The Registration Rights Agreement provides that on or prior to the September 11, 2024, the Company must file a registration statement to register the Shares.

The foregoing descriptions of the Purchase Agreement and the Registration Rights Agreement are only summaries and are qualified in their entireties by reference to the full text of the Purchase Agreement and the Registration Rights Agreement, which are filed herewith as Exhibit 10.1 and Exhibit 10.2, respectively, and incorporated herein by reference.

Item 3.02 Unregistered Sales of Equity Securities.

The information contained in Item 1.01 of this Current Report on Form 8-K is incorporated by reference in this Item 3.02.

The offer and sale of the Placement Shares have not been, and the issuance of any Advisory Shares will not be, registered under the Securities Act of 1933, as amended (the “Securities Act”), or any state securities laws and may not be offered or sold in the United States absent registration under the Securities Act or an applicable exemption from registration requirements. Nothing contained in this Current Report on Form 8-K constitutes an offer to sell, or the solicitation of an offer to buy, any securities and shall not constitute an offer, solicitation or sale in any jurisdiction in which such offer, solicitation or sale would be unlawful.

In the Stock Purchase Agreement, the Purchaser represented to the Company that it is an “accredited investor”, as defined in Rule 501 promulgated under the Securities Act, and the Company’s offer and sale of the Shares have been made in reliance upon the exemption from the registration requirements of the Securities Act pursuant to Section 4(a)(2) thereof.

Item 7.01 Regulation FD Disclosure.

On September 13, 2023, the Company issued a press release relating to the matters described in Item 1.01 of this Current Report on Form 8-K. A copy of the press release is attached to this Current Report on Form 8-K as Exhibit 99.1 and incorporated by reference in this Item 7.01.

The information contained in this Item 7.01, including Exhibit 99.1, is furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section, nor shall it be deemed incorporated by reference into any registration statement or other filing under the Securities Act or the Exchange Act, regardless of any general incorporation language in such filing, except as shall be expressly incorporated by specific reference in such filing.

Item. 9.01    Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description of Exhibit
10.1*	Stock Purchase Agreement, dated September 11, 2023, by and between Nocopi Technologies, Inc. and Frost Gamma Investments Trust.
10.2*	Registration Rights Agreement, dated as of September 11, 2023, 2023, by and between Nocopi Technologies, Inc. and Frost Gamma Investments Trust.
99.1	Press release dated September 13, 2023.
104*	Cover Page Interactive Data File (the cover page XBRL tags are embedded within the inline XBRL document)

* The schedules (or similar attachments) to this Exhibit have been omitted in accordance with Regulation S-K Item 601(a)(5). The Company agrees to furnish supplementally a copy of any omitted schedule to the Securities and Exchange Commission or its staff upon request.

 SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NOCOPI TECHNOLOGIES, INC.

Dated: September 13, 2023	By:	/s/ Michael Liebowitz
Michael Liebowitz
Chief Executive Officer